UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DEL FRISCO’S RESTAURANT GROUP, LLC

(to be converted into Del Frisco’s Restaurant Group, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	20-8453116
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

930 S. Kimball Ave., Suite 100 Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, Par Value $0.001 Per Share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-179141

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

Del Frisco’s Restaurant Group, LLC, the Registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Immediately prior to the effectiveness of the Registrant’s registration statement on Form S-1 (File No. 333-179141) initially filed with the Securities and Exchange Commission on January 24, 2012, as amended and as may be subsequently amended from time to time (the “S-1 Registration Statement”), the Registrant will be converted into a Delaware corporation and renamed Del Frisco’s Restaurant Group, Inc. The class of securities to be registered hereby is the common stock, par value $0.001 per share (the “Common Stock”), of Del Frisco’s Restaurant Group, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock required by this Item is contained in the S-1 Registration Statement under the caption “Description of Capital Stock,” and is incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, including with respect to the S-1 Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DEL FRISCO’S RESTAURANT GROUP, LLC

Date: July 23, 2012	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Chief Financial Officer